FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                 April 30, 1997




                                   FOHP, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

     New Jersey                      0-25944                    22-3314813
     ----------                      -------                    ----------
  (State or other                  (Commission                (IRS Employer
   jurisdiction                     File Number)              Identification
  of incorporation)                                             Number)


                                 2 Bridge Avenue
                                   Building 6
                         Red Bank, New Jersey 07701-1106
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code: (908)842-5000


           ----------------------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 5. Other Events.

     On April 30, 1997, pursuant to the Amended and Restated Securities Purchase Agreement, dated February 10, 1997, among FOHP, Inc., a New Jersey corporation ("FOHP"), First Option Health Plan of New Jersey, Inc., a New Jersey corporation and wholly-owned subsidiary of FOHP ("FOHP-NJ"), and Foundation Health Systems, Inc., a Delaware corporation formerly known as Health Systems International, Inc. ("FHS"), as amended by the amendment thereto dated as of March 13, 1997 (referred to herein, as so amended, as the "Amended Securities Purchase Agreement"), FHS purchased from FOHP convertible debentures (the "Debentures") in the aggregate principal amount of $51,701,120.38. The principal amount of the Debentures are convertible, at the option of FHS, into up to 71% of FOHP's capital stock on a fully-diluted basis. At the closing of the purchase of the Debentures, FHS converted $1,701,120.38 of principal amount of Debentures into 168,109 shares of FOHP's common stock, par value $.01 per share ("Common Stock"), which represents approximately 7.5% of FOHP's outstanding Common Stock.

     In connection with FHS's purchase of the Debentures, FHS and FOHP entered into a General Administrative Services Management Agreement (the "Administrative Management Agreement"), pursuant to which FHS will oversee the management of FOHP and will assist FOHP's management in provider contracting, utilization review and quality assurance, employee relations, sales and marketing, and strategic planning, among other services. FOHP will pay FHS 2% of its premium revenue for the services provided by FHS under the Administrative Management Agreement.

     In addition, FHS and FOHP have entered into a Management Information Systems and Claims Processing Services Management Agreement (the "MIS Agreement"), pursuant to which FHS would provide claims processing, record keeping and data processing services to all the health plans offered, or to be offered, by FOHP's subsidiaries. The MIS Agreement will become effective at FHS's option.

     In connection with the sale of the Debentures, FHS and FOHP entered into a letter agreement (the "Letter Agreement") which clarifies FHS's right under the Amended Securities Purchase Agreement to infuse additional capital into FOHP in the event that it is determined that FOHP-NJ needs capital to meet applicable statutory net worth requirements (referred to herein as a "Net Capital Shortfall"). Pursuant to the Letter Agreement, FHS may, at any time prior to December 31, 1997, at its own discretion, contribute up to $5,000,000 in additional capital to FOHP to be used in connection with certain anticipated liabilities and contribute up to such additional amounts that may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account




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

anticipated full year 1997 operating results) in order for FOHP-NJ to meet
100% of the minimum statutory net worth requirements (or such higher percentage that may be required by the appropriate regulators) as of December 31, 1997. In the event that, in accordance with the terms of the Letter Agreement, FHS contributes additional capital to FOHP to meet a Net Capital Shortfall or projected Net Capital Shortfall, FHS will be issued additional convertible debentures in substantially the same form as the Debentures.

     The sale of the Debentures to FHS was approved by the shareholders of FOHP at the 1996 Annual Meeting of Shareholders of FOHP (the "1996 Annual Meeting") held on April 16, 1997. At the 1996 Annual Meeting, the shareholders of FOHP also approved (i) certain amendments to the Certificate of Incorporation of FOHP relating to changes in the classes of securities authorized for issuance by FOHP, (ii) certain amendments to the Certificate of Incorporation of FOHP relating to changes in the rights of shareholders of FOHP, and (iii) certain amendments to the Certificates of Incorporation and By-laws of FOHP and FOHP-NJ relating to the Boards of Directors of FOHP and FOHP-NJ and changes in the composition thereof. Finally, at the 1996 Annual Meeting, FOHP's shareholders also elected the following persons to serve on the Board of Directors of FOHP (the "Board"): Roger W. Birnbaum, Dr. John F. Bonamo, Sister Jane Frances Brady, Bruce G. Coe, John Gantner and Laurence M. Merlis. They join existing Board members Christopher Dadlez, Dr. Mark Engel, Dr. Thomas J. Feneran and
Dr. Om P. Sawhney.



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FOHP, Inc.
                                            (Registrant)




                                     By: /s/Donald Parisi
                                        ------------------------------------
                                        Donald Parisi
                                        Acting President and Chief Executive
                                        Officer and General Counsel

Date:  May 15, 1997



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